Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 94986R5E7	FACE AMOUNT: $

REGISTERED NO.

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index

and the iShares® MSCI EAFE ETF due October 3, 2018

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Redemption Amount (as defined below) on the Stated Maturity Date (as defined below), unless this Security is automatically called prior to the Stated Maturity Date as provided below under “Automatic Call,” and to pay interest on the Face Amount of this Security (each, a “Coupon Payment”) from April 3, 2017 or from the most recent Coupon Payment Date (as defined below) to which a Coupon Payment has been paid or duly provided for, as the case may be, at the rate of 5.80% per annum, payable on each Coupon Payment Date, until the earlier of (i) Stated Maturity Date and (ii) if this Security is automatically called prior to the Stated Maturity Date, the Call Settlement Date (as defined below). Coupon Payments shall be calculated on the basis of a year of 360 days with twelve 30 day months. The Coupon Payments so payable, and punctually paid or duly provided for, on any Coupon Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Coupon Payment Date; provided that the Coupon Payment payable on the Stated Maturity Date shall be paid to the Person to whom the Redemption Amount is paid. The “Regular Record Date” for a Coupon Payment Date shall be the date one Business Day (as defined below) prior to such Coupon Payment Date. The “Initial Stated Maturity Date” shall be October 3, 2018. If the Final Calculation Day (as defined below) is not postponed, the Initial Stated Maturity Date will be the “Stated Maturity Date.” If the Final Calculation Day is postponed, the “Stated Maturity Date” shall be the later of (i) the Initial

Stated Maturity Date and (ii) the third Business Day after the last Final Calculation Day as postponed. “Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Any Coupon Payment not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

All amounts payable on this Security shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Coupon Payments on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose; provided, however, that, at the option of the Company, payment of any Coupon Payment may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payments of any Coupon Payment and the Redemption Amount or the Call Price, as applicable, on this Security at Maturity, will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, any payments on this Security will be made to the Depositary by wire transfer of immediately available funds.

Automatic Call

If the Closing Value (as defined below) of the Lowest Performing Market Measure (as defined below) on any of the quarterly Call Dates (as defined below) beginning approximately six months after issuance, is greater than or equal to its Starting Value (as defined below), this Security will be automatically called by the Company, and on the related Call Settlement Date (as defined below) the Holder hereof will receive the Call Price (as defined below) plus a final Coupon Payment. Unless the Company defaults in the payment of the Call Price plus the final Coupon Payment, this Security will cease to be outstanding on such Call Settlement Date, no additional Coupon Payments will be payable on this Security and the Holder hereof will have no further rights under this Security after such Call Settlement Date. The Holder hereof will not receive any notice from the Company in the event this Security is automatically called pursuant to the terms hereof. The “Call Price” is equal to the Face Amount of this Security.

Definitions Relating to Redemption Amount, the Call Price and Coupon Payments

If this Security is not automatically called prior to the Stated Maturity Date as provided above under “Automatic Call,” the “Redemption Amount” of this Security will equal:

•	if the Ending Value of the Lowest Performing Market Measure on the Final Calculation Day (as defined below) is greater than or equal to its Threshold Value: the Face Amount; or

•	if the Ending Value of the Lowest Performing Market Measure on the Final Calculation Day is less than its Threshold Value:

Face Amount	x	Performance Factor of the Lowest Performing	x	Multiplier
Market Measure on the Final Calculation Day

All calculations with respect to the Redemption Amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the Redemption Amount will be rounded to the nearest cent, with one-half cent rounded upward.

“Index” shall mean the Russell 2000 Index.

“Fund” shall mean the iShares MSCI EAFE ETF.

“Market Measure” shall mean each of the Index and the Fund.

The “Pricing Date” shall mean March 29, 2017.

The “Lowest Performing Market Measure” for any Call Date and for the Final Calculation Day will be the Market Measure with the lowest Performance Factor on that date (as such date may be postponed for one or both Market Measures as provided herein).

The “Performance Factor” with respect to a Market Measure on any Call Date and on the Final Calculation Day, is its Closing Value on such date divided by its Starting Value (expressed as a percentage).

The “Closing Value” with respect to the Index on any Trading Day is its Closing Level on that Trading Day; and with respect to the Fund on any Trading Day is its Fund Closing Price on that Trading Day.

The “Closing Level” of the Index on any Trading Day means the official closing level of the Index reported by the Index Sponsor on such Trading Day, as obtained by the Calculation Agent on such Trading Day from the licensed third-party market data vendor contracted by the Calculation Agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date, subject to the provisions set forth below under “Discontinuance of the Index; Alteration of Method of Calculation” and “Market Disruption Events.”

The “Fund Closing Price” with respect to the Fund on any Trading Day means the product of (i) the Closing Price of one share of the Fund (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to the Fund on such Trading Day.

The “Closing Price” with respect to a share of the Fund (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of the share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share (or any such other security) is listed or admitted to trading.

The “Adjustment Factor” means, with respect to a share of the Fund (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” below.

The “Starting Value” with respect to the Russell 2000 Index is 1371.645, its Closing Value on the Pricing Date, and with respect to the iShares MSCI EAFE ETF is $62.60, its Closing Value on the Pricing Date.

The “Ending Value” of a Market Measure will be its Closing Value on the Final Calculation Day.

The “Threshold Value” with respect to the Russell 2000 Index is 1097.316, which is equal to 80% of its Starting Value, and with respect to the iShares MSCI EAFE ETF is $50.08, which is equal to 80% of its Starting Value.

“Multiplier” is equal to the Starting Value of the Lowest Performing Market Measure on the Final Calculation Day divided by its Threshold Value.

“Index Sponsor” shall mean the sponsor or publisher of the Index.

“Fund Sponsor” shall mean the sponsor of the Fund.

The “Coupon Payment Dates” shall occur quarterly on the 3rd day of each January, April, July and October, commencing July 2017 and ending at maturity or earlier automatic call; provided that if a Coupon Payment Date is not a Business Day, the Coupon Payment will be made on the next Business Day; provided further that if a Call Date is postponed, the Coupon Payment to be made on the Coupon Payment Date immediately following that Call Date will be made on the date that is three Business Days after that Call Date as postponed. If any Coupon Payment is made on a day after the scheduled Coupon Payment Date, interest on that payment will not accrue during the period from and after the scheduled Coupon Payment Date.

The “Call Dates” shall occur quarterly on the third Business Day prior to each Coupon Payment Date scheduled to occur from October 2017 to July 2018, as such Call Date may be postponed as provided herein.

The “Call Settlement Date” for a Call Date shall be the Coupon Payment Date immediately following the applicable Call Date, as such Call Date may be postponed as provided herein.

The “Calculation Days” shall be the Call Dates and the Final Calculation Day. If any Calculation Day is not a Trading Day with respect to either Market Measure, such Calculation Day for each Market Measure will be postponed to the next succeeding day that is a Trading Day with respect to each Market Measure. A Calculation Day for a Market Measure is also subject to postponement due to the occurrence of a Market Disruption Event (as defined below) with respect to such Market Measure on such Calculation Day. If a Market Disruption Event occurs or is continuing with respect to a Market Measure on any Calculation Day, then such Calculation Day for such Market Measure will be postponed to the first succeeding Trading Day for such Market Measure on which a Market Disruption Event for such Market Measure has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Market Measure after the originally scheduled Calculation Day, that eighth Trading Day shall be deemed to be the Calculation Day for such Market Measure. If a Calculation Day has been postponed eight Trading Days for a Market Measure after the originally scheduled Calculation Day and a Market Disruption Event occurs or is continuing with respect to such Market Measure on such eighth Trading Day, the Calculation Agent will determine the Closing Value of such Market Measure on such eighth Trading Day (i) in the case of the Index, in accordance with the formula for and method of calculating the Closing Level of the Index last in effect prior to commencement of the Market Disruption Event, using the closing price (or, with respect to any relevant security, if a Market Disruption Event has occurred with respect to such security, its good faith estimate of the value of such security at the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange) on such date of each security included in the Index and (ii) in the case of the Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the close of trading on such date. As used in clause (i) of the immediately preceding sentence, “closing price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange. Notwithstanding the postponement of a Calculation Day for one Market Measure due to a Market Disruption Event with respect to such Market Measure on such Calculation Day, the originally scheduled Calculation Day will remain the Calculation Day for the other Market Measure if such other Market Measure is not affected by a Market Disruption Event on such day.

The “Final Calculation Day” is September 28, 2018, subject to postponement as provided herein.

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of March 18, 2015 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of whether this Security will be automatically called prior to stated maturity, the Call Price, if any, and the Redemption Amount, if any, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Certain Definitions

A “Trading Day” with respect to the Index means a day, as determined by the Calculation Agent, on which (i) the Relevant Stock Exchanges with respect to each security underlying the Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Futures or Options Exchange is scheduled to be open for trading for its regular trading session. The “Relevant Stock Exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent. The “Related Futures or Options Exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Index.

A “Trading Day” with respect to the Fund means a day, as determined by the Calculation Agent, on which the Relevant Stock Exchange and each Related Futures or Options Exchange with respect to the Fund are scheduled to be open for trading for their respective regular trading sessions. The “Relevant Stock Exchange” for the Fund means the primary exchange or quotation system on which shares (or other applicable securities) of the Fund are traded, as determined by the Calculation Agent. The “Related Futures or Options Exchange” for the Fund means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Fund.

Discontinuance Of The Index; Alteration Of Method Of Calculation

If the Index Sponsor discontinues publication of the Index, and the Index Sponsor or another entity publishes a successor or substitute equity index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (a “Successor Equity Index”), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Equity Index as calculated by the relevant Index Sponsor or any other entity for purposes of calculating the Closing Value of the Index on any date of determination. Upon any selection by the Calculation Agent of a Successor Equity Index, the Company will cause notice to be given to the Holder of this Security.

In the event that the Index Sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, a Calculation Day and the Calculation Agent determines that no Successor Equity Index is available at such time, the Calculation Agent will calculate a substitute Closing Level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a Successor Equity Index is selected or the Calculation Agent calculates a level as a substitute for the Index, the Successor

Equity Index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If on a Calculation Day the Index Sponsor fails to calculate and announce the level of the Index, the Calculation Agent will calculate a substitute Closing Level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a Market Disruption Event occurs or is continuing on such day with respect to the Index, then the provisions set forth above under the definition of “Calculation Days” shall apply in lieu of the foregoing.

If at any time the Index Sponsor makes a material change in the formula for or the method of calculating the Index, or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, on each date that the Closing Level of the Index is to be calculated, calculate a substitute Closing Level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the change, but using only those securities that comprised the Index immediately prior to that change. Accordingly, if the method of calculating the Index is modified so that the level of the Index is a fraction or a multiple of what it would have been if it had not been modified, then the Calculation Agent will adjust the Index in order to arrive at a level of the Index as if it had not been modified.

Anti-dilution Adjustments Relating To The Fund; Alternate Calculation

Anti-dilution Adjustments

The Calculation Agent will adjust the Adjustment Factor with respect to the Fund as specified below if any of the events specified below occurs with respect to the Fund and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Final Calculation Day.

The adjustments specified below do not cover all events that could affect the Fund. The Calculation Agent may, in its sole discretion, make additional adjustments to any terms of this Security upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of this Security. In addition, the Calculation Agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines that such adjustments do not properly reflect the economic consequences of the events specified herein or would not preserve the relative investment risks of this Security. All determinations made by the Calculation Agent in making any adjustments to the terms of this Security, including adjustments that are in addition to, or that differ from, those described herein, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of this Security, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Fund.

For any event described below, the Calculation Agent will not be required to adjust the Adjustment Factor unless the adjustment would result in a change to the Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of securities which a holder of one share (or other applicable security) of the Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which this Security is linked has been made by the Fund ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor will be adjusted on the ex-dividend date to equal the prior Adjustment Factor plus the product of the prior Adjustment Factor and the number of shares (or other applicable security) of the Fund which a holder of one share (or other applicable security) of the Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an Extraordinary Dividend (as defined below) has occurred, then the Adjustment Factor will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of the Fund on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of the Fund on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount (as defined below).

For purposes of determining whether an Extraordinary Dividend has occurred:

(1)	“Extraordinary Dividend” means any cash dividend or distribution (or portion thereof) that the Calculation Agent determines, in its sole discretion, is extraordinary or special; and

(2)

“Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the securities of the Fund will equal the amount per share (or other applicable security) of the Fund of the applicable cash dividend or distribution that is attributable to the Extraordinary Dividend, as determined by the Calculation Agent in its sole discretion.

A distribution on the securities of the Fund described below under the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If the Fund declares or makes a distribution to all holders of the shares (or other applicable security) of the Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the Calculation Agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the Calculation Agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of this Security that results solely from the applicable event.

(E)	Reorganization Events

If the Fund, or any Successor Fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Fund to which this Security is linked is not the surviving entity (a “Reorganization Event”), then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Adjustment Factor or the method of determining the Redemption Amount or any other terms of this Security as the Calculation Agent determines appropriate to account for the economic effect on this Security of such event, and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such event a Liquidation Event (as defined below).

Liquidation Events

If the Fund is de-listed, liquidated or otherwise terminated (a “Liquidation Event”), and a successor or substitute exchange traded fund exists that the Calculation Agent determines, in its sole discretion, to be comparable to the Fund, then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, any subsequent Fund Closing Price for the Fund will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “Successor Fund”), with such adjustments as the Calculation Agent determines are appropriate to account for the economic effect of such substitution on holder of this Security.

If the Fund undergoes a Liquidation Event prior to, and such Liquidation Event is continuing on, the date that any Fund Closing Price of the Fund is to be determined and the Calculation Agent determines that no Successor Fund is available at such time, then the Calculation Agent will, in its discretion, calculate the Fund Closing Price for the Fund on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Fund, provided that if the Calculation Agent determines in its discretion that it is not practicable to replicate the Fund (including but not limited to the instance in which the sponsor of the index underlying the Fund discontinues publication of that index), then the Calculation Agent will calculate the Fund Closing Price for the Fund in accordance with the formula last used to calculate such Fund Closing Price before such Liquidation Event, but using only those securities that were held by the Fund immediately prior to such Liquidation Event without any rebalancing or substitution of such securities following such Liquidation Event.

If a Successor Fund is selected or the Calculation Agent calculates the Fund Closing Price as a substitute for the Fund, such Successor Fund or Fund Closing Price will be used as a substitute for the Fund for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If any event is both a Reorganization Event and a Liquidation Event, such event will be treated as a Reorganization Event for purposes of this Security unless the Calculation Agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating the Fund or a Successor Fund, or the related index underlying the Fund or Successor Fund, is changed in a material respect, or if the Fund or a Successor Fund is in any other way modified so that the Fund does not, in the opinion of the Calculation Agent, fairly represent the price of the securities of the Fund or a Successor Fund had such changes or modifications not been made, then the Calculation Agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Closing Price of the Fund comparable to the Fund or such Successor Fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price and the Redemption Amount with reference to such adjusted Closing Price of the Fund or a Successor Fund, as applicable.

Market Disruption Events

A “Market Disruption Event” with respect to the Index means any of the following events as determined by the Calculation Agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Index or any Successor Equity Index at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Stock Exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the Index or any Successor Equity Index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Index or any Successor Equity Index on their Relevant Stock Exchanges at any time during the one-hour period that ends at the Close of Trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any Successor Equity Index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(E)

The closure on any Exchange Business Day of the Relevant Stock Exchanges on which securities that then comprise 20% or more of the level of the Index or any Successor Equity Index are traded or any Related Futures or Options Exchange with respect to the Index or any Successor Equity Index prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at such actual closing time on that day.

(F)

The Relevant Stock Exchange for any security underlying the Index or Successor Equity Index or any Related Futures or Options Exchange with respect to the Index or Successor Equity Index fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to the Index:

(1)	the relevant percentage contribution of a security to the level of the Index or any Successor Equity Index will be based on a comparison of (x) the portion of the level of the Index attributable to that security and (y) the overall level of the Index or Successor Equity Index, in each case immediately before the occurrence of the Market Disruption Event;

(2)

the “Close of Trading” on any Trading Day for the Index or any Successor Equity Index means the Scheduled Closing Time of the Relevant Stock Exchanges with respect to the securities underlying the Index or Successor Equity Index on such Trading Day; provided that, if the actual closing time of the regular trading session of any such Relevant Stock Exchange is earlier than its Scheduled Closing Time on such Trading Day, then (x) for purposes of clauses (A) and (C) of the definition of “Market Disruption Event” above, with respect to any security underlying the Index or Successor Equity Index for which such Relevant Stock Exchange is its Relevant Stock Exchange, the “Close of Trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “Market Disruption Event” above, with respect to any futures or options contract relating to the Index or Successor Equity Index, the “Close of Trading” means the latest actual closing time of the regular trading session of any of the Relevant Stock Exchanges, but in no event later than the Scheduled Closing Time of the Relevant Stock Exchanges;

(3)

the “Scheduled Closing Time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day for the Index or any Successor Equity Index means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “Exchange Business Day” means any Trading Day for the Index or any Successor Equity Index on which each Relevant Stock Exchange for the securities underlying the Index or any Successor Equity Index and each Related Futures or Options Exchange with respect to the Index or any Successor Equity Index are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Stock Exchange or Related Futures or Options Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” with respect to the Fund means any of the following events as determined by the Calculation Agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchange or otherwise relating to the shares (or other applicable securities) of the Fund or any Successor Fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by such Relevant Stock Exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Fund or any Successor Fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Fund or any Successor Fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Fund or any Successor Fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(E)

The closure of the Relevant Stock Exchange or any Related Futures or Options Exchange with respect to the Fund or any Successor Fund prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at the Close of Trading on that day.

(F)	The Relevant Stock Exchange or any Related Futures or Options Exchange with respect to the Fund or any Successor Fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the Fund:

(1)	“Close of Trading” means the Scheduled Closing Time of the Relevant Stock Exchange with respect to the Fund or any Successor Fund; and

(2)

the “Scheduled Closing Time” of the Relevant Stock Exchange or any Related Futures or Options Exchange on any Trading Day for the Fund or any Successor Fund means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

Calculation Agent

The Calculation Agent will determine whether this Security will be automatically called prior to stated maturity, the Call Price, if any, and the Redemption Amount, if any. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Values of the Market Measures under the circumstances described in this Security, (ii) if publication of the Index is discontinued, select a Successor Equity Index or, if no Successor Equity Index is available, determine the Closing Value of the Index under the circumstances described in this Security, (iii) if the Fund undergoes a Liquidation Event, select a Successor Fund or, if no Successor Fund is available, determine the Closing Value of the Fund and (iv) determine whether a Market Disruption Event has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security.

Redemption and Repayment

This Security is not subject to repayment at the option of the Holder hereof prior to October 3, 2018. Except as set forth above under “Automatic Call,” this Security is not subject to redemption prior to October 3, 2018. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Redemption Amount (calculated as set forth in the next two sentences) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Redemption Amount hereof, calculated as provided herein, plus a portion of a final Coupon Payment. The Redemption Amount will be calculated as though the date of acceleration was the Final Calculation Day. The final Coupon Payment will be prorated from and including the immediately preceding Coupon Payment Date to but excluding the date of acceleration.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index

and the iShares® MSCI EAFE ETF due October 3, 2018

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series K, of the Company, which series is limited to an aggregate principal amount or face amount, as applicable, of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Coupon Payments and the Redemption Amount or the Call Price, as applicable, on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for any Coupon Payments or the Redemption Amount or the Call Price, as applicable, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.